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                                                                Exhibit 99.b.10B

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Experts" and to the use of our report dated December 18, 1998 in this Registration Statement (Form N-4 file no. 333-61761) of TIAA-CREF Life Separate Account VA-1.



We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life"), formerly TIAA Life Insurance Company, dated March 30, 1998 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's 1997 statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department.



                                                    [ERNST & YOUNG LLP]

New York, New York
December 21, 1998